Exhibit 10.58

LICENSE AGREEMENT FOR SPACE AND SERVICES

THIS LICENSE AGREEMENT FOR SPACE AND SERVICES (known as the “Agreement” or the “License”) is made and entered into as of the 8th day of February , 2024, by and among HUDSON TOWERS AT SHORE CENTER, LLC, a Delaware limited liability company, as licensor (“Licensor”) and SOLENO THERAPEUTICS, INC., a Delaware corporation, as licensee (“Licensee”). Pursuant to the terms of this License, Licensor agrees to license the Licensed Space to Licensee, together with the non-exclusive right to use any portions of the Building designated for the common use of tenants and others (the “Common Areas”).

1.
Basic License Information.
A.
“Building” shall mean the building located at 203 Redwood Shores Parkway, Redwood City, California, and commonly known as Towers @ Shores - 203 Redwood Shores. The “Property” means the Building and the parcel(s) of land upon which it is located.
B.
“Licensed Space” shall mean the area shown on Exhibit A and known as (i) Suite 540 consisting of approximately 2,231 rentable square feet on the fifth floor of the Building and (ii) Suite 545 consisting of approximately1,910 rentable square feet on the fifth floor of the Building.
C.
“License Period”: shall mean the period starting on February 15, 2024 (the “Start Date”), and ending on October 31, 2024 (the “End Date”), unless terminated earlier in accordance with this License, including, without limitation, Section 1.3 of Exhibit B hereto. Notwithstanding the foregoing, Licensee may enter the Licensed Space before the Start Date (but no earlier than 15 days prior to the Start Date), solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personal property in the Licensed Space. Other than the obligation to pay the Licensed Space Fee (as defined below), all of Licensee’s obligations hereunder shall apply during any period of such early entry.
D.
“Licensed Space Fee”: $16,564.00 per month, plus any associated state and local taxes.
E.
“Security Deposit”: $0.00.
F.
“Notice Addresses”: Prior to the Start Date, notices shall be sent to Licensee at: Suite 500 at the Building. On and after the Start Date, notices shall be sent to Licensee at the Licensed Space. Notices for Licensor shall be sent to: Hudson Towers at Shore Center, c/o Hudson Pacific Properties, 333 Twin Dolphin Drive, Suite 100, Redwood City, California 94065; Attn: Building manager. With copies to: Hudson Towers at Shore Center, c/o Hudson Pacific Properties, 333 Twin Dolphin Drive, Suite 100, Redwood City, California 94065; Attn: Managing Counsel and Hudson Towers at Shore Center, c/o Hudson Pacific Properties, 11601 Wilshire Boulevard, Suite 900, Los Angeles, California 90025; Attn: Lease Administration.
2.
Possession and Delivery. The Licensed Space is accepted by Licensee in “as is” condition and configuration. If, for any reason, Licensor is unable to provide use of the Licensed Space on the Start Date, Licensee agrees that the Start Date shall be automatically postponed until possession becomes available. Licensor’s failure to deliver possession of the Licensed Space shall not subject Licensor to any liability for loss or damage, nor shall it affect the validity of this Agreement. The parties agree that if Licensor does not deliver possession of the Licensed Space on or prior to February 15, 2024 (“Required Start Date”), Licensee shall have the right to terminate this License by delivery of written notice to Licensor prior to the earlier to occur of (a) five (5) business days after the Required Start Date and (b) the date Licensor delivers possession of the Licensed Space to Licensee. Except as otherwise explicitly set forth herein, Licensor shall have no obligation to furnish any services to the Licensed Space or to the Licensee in connection herewith.
3.
Fees. “Additional Fees” means all sums (exclusive of the Licensed Space Fee) that Licensee is required to pay Licensor. The Licensed Space Fee and Additional Fees are collectively referred to as “Fees”. All Fees shall be payable by Licensee without any setoff or deduction. The Licensed Space Fee shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the first installment of the License Space Fee shall be payable upon the execution of this License. Any Additional Fees shall be due and payable by Licensee 30 days after billing by Licensor. All payments of Fees shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Licensor. If Licensee fails to pay any Fees when due, Licensee shall pay an administration charge equal to 5% of the past due Fees. Acceptance of less than the correct amount of Fees shall be considered a payment on account of the earliest Fee due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction. Licensee’s covenant to pay Fees is independent of every other covenant in this License.

4.
Compliance with Laws; Use. The Licensed Space shall be used only for general office purposes and for no other use whatsoever. Licensee and its employees, agents, contractors and invitees (the “Licensee Controlled Parties”) shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity (collectively referred to as “Laws”) regarding the operation of Licensee’s business and the use and occupancy of the Licensed Space. Licensee shall comply with the rules and regulations of the Building (a copy of which is available in the Building management office and) which are incorporated herein by reference and such other reasonable rules and regulations adopted by Licensor from time to time.
5.
Security Deposit. [Intentionally Omitted].
6.
Services. Licensor agrees, at no additional charge to Licensee, to furnish Licensee with heat and air conditioning, repair and maintenance services and office cleaning services for normal office use in such reasonable quantities and during such reasonable hours as shall be reasonably determined by Licensor. Licensor’s repair and maintenance obligations shall include necessary maintenance and repairs to the structure, mechanical (including HVAC), electrical, plumbing and fire/life safety systems, Common Areas, roof and elevators located within and serving the Building. Licensor shall promptly make repairs (considering the nature and urgency of the repair) for which Licensor is responsible. Licensor shall provide and install, at Licensee’s sole cost and expense, any suite numbers and Licensee identification on the exterior of the Licensed Space using the standard graphics for the Building. Licensor’s failure, for any reason, to furnish any services or perform any maintenance and repairs shall not render Licensor liable to Licensee, constitute a constructive eviction, or give rise to an abatement of Fees.
7.
Repairs and Alterations. Licensee shall not make alterations, additions or improvements to the Licensed Space, including the installation of any phone or data lines (collectively referred to as “Alterations”), without first obtaining the written consent of Licensor in each instance, which Licensor may withhold in its sole and absolute discretion. For any Alteration, (a) Licensee, before commencing work, shall deliver to Licensor, and obtain Licensor’s approval of, plans and specifications; (b) Licensor, in its discretion, may require Licensee to obtain security for performance satisfactory to Licensor; (c) Licensee shall deliver to Licensor “as built” drawings (in CAD format, if requested by Licensor), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Licensee shall pay Licensor upon demand (i) Licensor’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 5% of the cost of the work, except for the installation of any Lines (defined below). All Alterations shall become Licensor’s property upon installation and without compensation to Licensee. Notwithstanding the foregoing, unless otherwise notified by Licensor, Licensee, at its expense and before the expiration or earlier termination hereof, shall (a) remove any Alterations, (b) repair any resulting damage to the Building, and (c) restore the affected portion of the Building to its condition existing before the installation of such Alterations. If Licensee fails to complete such removal, repair or restoration when required, Licensor may do so at Licensee’s expense. Licensor, directly or through a contractor designated by Licensor, shall have the right to perform any Alterations requested by Licensee. Licensor shall be entitled to receive a market fee for the services it provides in connection with the performance of any such Alterations. Licensee shall make all payments for Alterations in a timely manner so as not to permit any mechanic’s or other liens to be placed upon the Building or Licensed Space in connection with any Alterations. Licensee shall fully discharge any such lien within 10 days after it first becomes aware of the same. Licensee shall not damage or deface the furnishings, walls, floors, ceilings or other portions of the Licensed Space, Common Areas, or Building. Licensor shall have the right to repair any damage caused by Licensee at Licensee’s sole cost and expense. Licensee shall reimburse Licensor for the reasonable cost of any such repairs within 10 days after receipt of an invoice, together with an administrative charge in an amount equal to 5% of the cost of the repairs. All Lines installed pursuant to this Agreement shall be (a) installed in accordance with this Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Licensee’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Licensed Space (including the electrical room risers and any Common Areas), and (ii) at their termination points. Licensor may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Licensor. Unless otherwise notified by Licensor, Licensee, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Licensed Space installed by or at the direction of Licensee.
8.
Entry by Licensor. Licensor may enter the Licensed Space to inspect or show the Licensed Space, to clean and make repairs, alterations or additions to the Licensed Space, and to conduct or facilitate repairs, alterations or additions to any portion of the Building. Except in emergencies or to provide janitorial and other Building services, Licensor shall provide Licensee with 24 hours prior notice of entry into the Licensed Space, which may be given orally. Any such entry shall not (a) entitle Licensee to any abatement of the Licensed Space Fee or any other charges hereunder, (b) subject Licensor to any claims or liability or (c) be considered a constructive eviction.

9.
Assignment and Subletting. Licensee shall not assign, sublicense, transfer or encumber any interest in this License or allow any third party to use any portion of the Licensed Space (collectively or individually, a “Transfer”). Any Transfer or attempted Transfer shall be a default by Licensee and, in addition to any other rights and remedies, shall entitle Licensor to terminate this License.
10.
Indemnity and Waiver of Claims. Except to the extent caused by the negligence or willful misconduct of Licensor, Licensee shall indemnify, defend and hold Licensor, and its owners, partners, principals, members, trustees, officers, directors, shareholders, agents, employees and lenders (“Licensor Related Parties”) harmless against and from all liabilities, damages, claims, and expenses, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Licensor or any of the Licensor Related Parties and arising out of or in connection with any damage or injury occurring in the Licensed Space or the Common Areas, or any acts or omissions (including violations of Law) of Licensee or any Licensee Controlled Parties. Licensee hereby waives all claims against Licensor and the Licensor Related Parties for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent caused by the negligence or willful misconduct of Licensor or any Licensor Related Party and (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Notwithstanding any provision herein to the contrary, neither Licensor nor any Licensor Related Party shall be liable for (and Licensee hereby waives any claims for) any injury or damage to, or interference with, Licensee’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.
11.
Insurance. Licensee shall carry and maintain: (1) Commercial General Liability Insurance applicable to the Licensed Space and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $3,000,000.00, (2) Property/Business Interruption Insurance written on an All Risk or Special Perils form, covering Licensee’s personal property for the full replacement cost value (subject to reasonable deductible amounts), (3) Worker’s Compensation to the extent required by Law and Employer’s Liability of $1,000,000.00 per occurrence, and (4) Business Automobile Insurance covering bodily injury and property damage on all owned, hired, and non-owned automobiles with, on an occurrence basis, a minimum combined single limit of $3,000,000.00. Any company writing any of Licensee’s insurance shall have an A.M. Best rating of not less than A-VIII. Licensee’s policy for Commercial General Liability Insurance shall name Licensor (and its successors and assigns), the managing agent for the Building (and its successors and assigns), Licensor’s direct and indirect owners (and their successors and assigns), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Licensor and its successors as the interest of such designees shall appear, as additional insureds. At least two (2) business days prior to the Start Date, Licensee shall deliver to Licensor certificates of insurance evidencing the foregoing insurance and other requirements. All policies of Licensee’s insurance shall contain endorsements that the insurer(s) shall give Licensor and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. If Licensee retains any third parties to provide services to the Licensed Space, including, without limitation, services for event planning, catering, parking or photography, such third party service providers will be required to maintain insurance upon the same terms and conditions set forth herein with respect to Licensee plus such additional insurance (including, but not limited to, Automobile and Worker’s Compensation liability insurance coverage) as Licensor deems appropriate for the type of services to be performed. Licensee and Licensor hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery against the other or against the trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents of the other, for loss of or damage to its property to the extent such loss or damage is covered by insurance or required to be covered by insurance in accordance with this License. For the purposes of this waiver, any deductible with respect to a Licensee’s insurance shall be deemed covered by and recoverable by Licensee under valid and collectable policies of insurance.
12.
Casualty Damage and Condemnation. This License shall automatically terminate if any material part of the Licensed Space is rendered unusable as a result of a fire or other casualty. Such termination shall be effective as of the date of the fire or other casualty. Licensor shall not be liable for any loss or damage to Licensee’s property or to the business of Licensee resulting in any way from the fire or other casualty or Licensor’s performance or failure to perform repairs. This License shall automatically terminate if any material part of the Licensed Space is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Such termination shall be effective as of the date of the Taking. All compensation awarded for a Taking, or sale proceeds, shall be the property of Licensor.
13.
Events of Default. Licensee shall be considered to be in default of this License upon the occurrence of any of the following events: (A) Licensee’s failure to pay when due all or any portion of the Fees, if the failure continues for 3 days after written notice to Licensee, which notice shall be in satisfaction of and not in addition to any notice required by Law (“Monetary Default”); or (B) Licensee’s failure (other than a Monetary Default) to comply with any term, provision or covenant of this License, if the failure is not cured within 15 days after written notice to Licensee.

14.
Remedies. Upon any default, Licensor shall have the right without notice or demand (except as provided in Section 13) to terminate this License, in which case Licensee shall immediately surrender the Licensed Space to Licensor. If Licensee fails to surrender the Licensed Space, Licensor may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Licensed Space. Licensee shall pay Licensor on demand the amount of all past due Fees, plus other losses and damages which Licensor may suffer as a result of Licensee’s default. In addition to the right to terminate this License and collect damages, Licensor shall have the right to pursue any other remedy now or hereafter available at Law or in equity.
15.
Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LICENSE, THE LIABILITY OF LICENSOR (AND OF ANY SUCCESSOR) TO LICENSEE SHALL BE LIMITED TO THE TOTAL AMOUNT OF LICENSED SPACE FEES PAID BY LICENSEE. LICENSEE SHALL LOOK SOLELY TO FEES RECEIVED BY LICENSOR FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LICENSOR. NEITHER LICENSOR NOR ANY LICENSOR RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LICENSOR, LICENSEE SHALL GIVE LICENSOR AND THE SECURITY HOLDER(S) WHOM LICENSEE HAS BEEN NOTIFIED HOLD SECURITY AGREEMENTS, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.
16.
Holding Over. For each and every month or portion thereof that Licensee continues to use or occupy the Licensed Space after the expiration or earlier termination of this License, Licensee shall pay Licensor an amount equal to 150% of the monthly Licensed Space Fee. Licensee’s payment of such amounts shall not be construed to extend the License Period or prevent Licensor from immediate recovery of possession of the Licensed Space by summary proceedings or otherwise.
17.
Subordination and Attornment; No Lease. THIS LICENSE IS NOT INTENDED TO CREATE A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY IN FAVOR OF LICENSEE, BUT MERELY CREATES A REVOCABLE LICENSE IN ACCORDANCE WITH THE TERMS HEREOF. LICENSEE ACKNOWLEDGES THAT ITS AGREEMENT TO TREAT THIS AGREEMENT AS A LICENSE FORMED A MATERIAL PART OF THE CONSIDERATION FOR LICENSOR’S AGREEMENT TO ENTER INTO THIS LICENSE. This Agreement shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Property, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Agreement be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Licensee, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the licensor hereunder provided that such party agrees not to disturb Licensee’s occupancy so long as Licensee timely pays all sums due hereunder and otherwise performs its obligations hereunder. Within 10 days after request by Licensor, Licensee shall execute such further instruments as Licensor may reasonably deem necessary to evidence the subordination or superiority of this Agreement to any Security Agreement. Licensee waives any right it may have under Law to terminate or otherwise adversely affect this Agreement or Licensee’s obligations hereunder upon a foreclosure.
18.
Surrender of Licensed Space. At the termination of this License, Licensee shall remove Licensee’s personal property from the Licensed Space, and quit and surrender the Licensed Space to Licensor, broom clean, and in good order, condition and repair, ordinary wear and tear and casualty excepted. If Licensee fails to remove any of Licensee’s personal property and/or Lines within 2 days after the termination of this License, Licensor, at Licensee’s sole cost and expense, shall be entitled (but not obligated) to remove, store or dispose of Licensee’s personal property. Licensor shall not be responsible for the value, preservation or safekeeping of Licensee’s personal property.
19.
Relocation.
A.
[Intentionally Omitted].
B.
Licensor shall have the right to terminate this License if Licensor enters into a contract for the sale of the Building. Such cancellation shall be exercised by Licensor by the service of not less than 60 days’ written notice of such termination prior to or within 30 days after the sale of the Building. Such notice shall set forth the date upon which the termination will be effective. No money or other consideration shall be payable by Licensor to Licensee for Licensor’s exercise of this right, and the right is hereby reserved to Licensor and all purchasers, successors, assigns, transferees, and ground tenants of Licensor, as the case may be, and is in addition to all other rights of Licensor. Licensee has read the foregoing and understands that Licensor has a right to terminate this License as provided above.
20.
Miscellaneous.
A.
All demands, approvals, consents or notices shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es)

set forth in Section l, with a copy to the third party. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Licensee has vacated the Licensed Space or other Notice Address without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Any party may, at any time, change its Notice Address (other than to a post office box address) by giving the other parties written notice of the new address.
B.
Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. If either party institutes a suit against the other for violation of or to enforce any covenant, term, or condition of this License, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Licensor and Licensee hereby waive any right to trial by jury in any proceeding based upon a breach of this License.Whenever a period of time is prescribed for the taking of an action by Licensor or Licensee, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, epidemics, pandemics, public health emergencies, war, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). However, events of Force Majeure shall not extend any period of time for the payment of sums payable by either party or any period of time for the written exercise of an option or right by either party.
C.
This License shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located.
D.
Licensor shall have the right to transfer and assign, in whole or in part, all of its ownership interest, rights and obligations in the Building or this License, including the Security Deposit, and upon transfer, Licensor, as the case may be, shall be released from any further obligations hereunder, and Licensee agrees to look solely to the successor in interest for the performance of such obligations and the return of any Security Deposit.
E.
Licensee represents that it has dealt with no broker (other than with respect to Jones Lang LaSalle) in connection with this License. Licensee shall indemnify and hold Licensor and the Licensor Related Parties harmless from all claims of any other brokers claiming to have represented Licensee in connection with this License.
F.
This License constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Licensed Space. This License may be modified only by a written agreement signed by Licensor and Licensee.
G.
Licensee represents and warrants to Licensor that each individual executing this License on behalf of Licensee is authorized to do so on behalf of Licensee and that Licensee is not, and the entities or individuals constituting Licensee or which may own or control Licensee or which may be owned or controlled by Licensee are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.
H.
Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile, PDF or DocuSign (or the like) as constituting a duly authorized, irrevocable, actual, current delivery hereof with original ink signatures of each person and entity. This Agreement may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.
I.
Licensee hereby acknowledges and agrees that (a) there is a risk of exposure to pathogens (including, without limitation, the novel coronavirus SARS-CoV-2 and mutations, adaptations or variations thereof) (collectively, (“Contagions”)) everywhere people are present, including at the Building; and (b) no precautions, including those implemented by Licensor and/or third parties (e.g., the CDC and applicable governmental agencies),can entirely eliminate the risk of exposure to Contagions. Accordingly, by entering into the Building, Licensee and Licensee’s members, officers, directors, employees and agents (each a “Licensee Related Party”) knowingly and voluntarily assume the risk of exposure to Contagions. Licensee, on behalf of itself and, to the fullest extent permitted by applicable law, the Licensee Related Parties, hereby waives all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including,without limitation, reasonable attorneys’ fees (for purposes of this section, “Claims”) against Licensor and all Licensor Related Parties arising out of or in connection with exposure to Contagions at the Building, including, without limitation any damages due to illness, short- or long-term adverse health effects, disability and/or death (the “Released Claims”). With regard to the Released Claims, Licensee expressly waives the provisions of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Licensee acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

21.
Entire Agreement. This License and the following exhibits and attachments, which are hereby incorporated into and made a part of this License, constitute the entire agreement among the parties: Exhibit A (Outline and Location of Licensed Space); and Exhibit B (Additional Provisions.

Licensor and Licensee have executed this License as of the day and year first above written.

LICENSOR:

HUDSON TOWERS AT SHORE CENTER, LLC,

a Delaware limited liability company

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner
	By:	/s/ Kenneth Young
	Name:	Kenneth Young
	Title:	Senior Vice President, Leasing

LICENSEE:

SOLENO THERAPEUTICS, INC., a Delaware

corporation

By:	/s/ Jim Mackaness
Name:	Jim Mackaness
Title:	Chief Financial Officer

By:
Name:
Title:
[secretary] [assistant secretary] [chief financial officer] [assistant treasurer]

EXHIBIT A

OUTLINE AND LOCATION OF LICENSED SPACE

EXHIBIT B

ADDITIONAL PROVISIONS

1.1.
Energy Usage. If Licensee (or any party claiming by, through or under Licensee) pays directly to the provider for any energy consumed at the Property, Licensee, promptly upon request, shall deliver to Licensor (or, at Licensor’s option, execute and deliver to Licensor an instrument enabling Licensor to obtain from such provider) any data about such consumption that Licensor, in its reasonable judgment, is required for benchmarking purposes or to disclose to a prospective buyer, tenant or mortgage lender under any applicable law.
1.2.
California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Licensor hereby states that the Licensed Space has not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

Accordingly, pursuant to California Civil Code § 1938(e), Licensor hereby further states as follows: “A Certified Access Specialist (CASp) can inspect the Licensed Space and determine whether the Licensed Space complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Licensed Space, the commercial property owner or lessor may not prohibit the lessee, tenant or licensee from obtaining a CASp inspection of the Licensed Space for the occupancy or potential occupancy of the lessee, tenant or licensee, if requested by the lessee,tenant or licensee. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Licensed Space”.

In accordance with the foregoing, Licensor and Licensee agree that if Licensee requests a CASp inspection of the Licensed Space, then Licensee shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Agreement, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Licensed Space.

1.3.
Licensee’s Acceleration Option. Licensee shall have the right to accelerate (for purposes of this Section 1.3, “Licensee’s Acceleration Option”) the End Date, with respect to the Licensed Space, to a date that is 60 days after Licensor’s receipt of written notice from Licensee (for purposes of this Section 1.3, the “Accelerated End Date”). In such event (a) Licensee shall remain liable for the Licensed Space Fee and other sums due (if any) under the Agreement up to and including the Accelerated End Date even though billings for such amounts may occur subsequent to the Accelerated End Date and (b) the term of the Agreement shall expire as of the Accelerated End Date with the same force and effect as if such term were by the provisions of the Agreement, fixed to expire on the Accelerated Expiration Date.

EXHIBIT A

OUTLINE AND LOCATION OF LICENSED SPACE